UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Equitrans Midstream Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Equitrans Midstream Corporation :: Annual Proxy Mailing and Shareholder Meeting

:: a memo on behalf of Toby Nelson, Equitrans Midstream Corporation Corporate Secretary

This is a reminder for all E-Train employees regarding Equitrans Midstream Corporation’s (ETRN) 2019 proxy materials and annual shareholder meeting.

2019 Proxy Mailing

Who receives annual proxy materials?

All shareholders of a company receive proxy materials in advance of the company’s annual shareholder meeting.  In our case, shareholders of record will receive a notice either electronically or via standard mail regarding the availability of ETRN’s 2019 proxy materials. Employees who participate in the ETRN 401(k) plan and have an ETRN stock account and employees who hold ETRN restricted shares will receive ETRN’s 2019 proxy materials via standard mail. Shareholders owning ETRN stock through an individual bank or broker may receive a full set of these materials via standard mail — or — receive a notice either electronically or via standard mail regarding the availability of proxy materials. If you receive the notice, do not delete or throw it away; the notice contains important instructions for accessing the proxy materials and voting your shares.

What information is contained in the proxy statement?

A company’s annual proxy statement contains important company and/or shareholder proposals for which votes are needed in order to be passed. As a shareholder, your vote is always important. Shareholders cast their votes on the proposals at the annual meeting by voting either in person or by proxy. Shareholder voting is the primary means by which shareholders can influence a company’s operations, its corporate governance, and even matters of corporate social responsibility.

This year ETRN’s proxy statement contains four ETRN proposals that our Board urges you to vote FOR:

1)             The election of seven members of the board of directors, each for a one-year term expiring at ETRN’s 2020 annual shareholder meeting

2)             Approval of a non-binding resolution regarding the compensation of ETRN’s named executive officers for 2018

3)             Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation

4)             The ratification of the appointment of ETRN’s independent registered public accounting firm for 2019

The Board urges you to vote FOR proposals 1, 2, 3 and 4 on your proxy/direction card. You can read more about each proposal in ETRN’s 2019 proxy statement.

What actions are required?

Please vote promptly via the Internet, telephone, or by signing, dating, and returning the proxy or direction cards in the envelopes provided. You must vote each proxy card, direction card, or notice that you receive.

2019 Annual Meeting of Shareholders

ETRN’s Annual Shareholder Meeting will be held on Tuesday, June 11, 2019, at the law offices of McGuireWoods LLP, located at Tower Two-Sixty, 260 Forbes Avenue, Suite 1800, Pittsburgh, PA 15222. Although a large number of employees are shareholders, it is important that we maintain safe, efficient operations; therefore, we are unable to invite all employees to attend the annual meeting. Employees who are specifically requested to be present at the meeting will be authorized to attend; however, others who wish to attend must record their time away from work as vacation hours.

If you have any questions, please call Toby Nelson, ETRN’s Corporate Secretary at (412) 553-7888.

Managers, please post this memo in a prominent location for the benefit of employees who cannot easily access email or Mainline Connect.